U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K/A


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 30, 2003


                           FREESTAR TECHNOLOGY CORPORATION
               (Exact name of registrant as specified in its charter)


                                         Nevada
               (State or jurisdiction of incorporation or organization)


                                         0-28749
                                 (Commission File Number)


                                       88-0446457
                        (I.R.S. Employer Identification Number)


      Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo,
                               Dominican Republic
                   (Address of principal executive offices)


                  Registrant's telephone number:  (809) 503-5911


               Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 30, 2003, the Registrant entered into a Letter of Intent TransAxis, Inc. (formerly known as Digital Courier Technologies, Inc.), a Delaware corporation ("TransAxis"), for the purpose of setting forth the proposed terms of an agreement in principle pursuant to which the Registrant intends to acquire 100% of the issued and outstanding common stock of that company from the shareholders of the company. This was intended to be accomplished under a statutory merger of TransAxis with and into a subsidiary of the Registrant.

     On June 20, 2003, the Registrant and TransAxis entered into a revised Letter of Intent which sets forth the terms and conditions of the proposed acquisition by the Registrant of at least 70% of the outstanding common stock of TransAxis from certain of TransAxis' stockholders. In the acquisition, the Registrant has agreed, at the closing, to acquire not less than 70% of the common stock in exchange for the number of shares of common stock of the Registrant that is the greater of (a) 7,000,000 shares of Registrant common stock, and
(b) that number of shares of Registrant common stock equal to $1,260,000 divided by the average closing bid price per share of the common stock on the five days prior to closing. In addition, the Registrant is required to file and make effective with the Securities and Exchange Commission a Form SB-2 registration statement with 180 days from the closing to register all of the shares to be issued in connection with the acquisition.

     The Registrant has also agreed in the revised Letter of Intent to provide up to a total $250,000 in bridge loan financing to TransAxis to facilitate TransAxis' ordinary operations. This financing, which is to be secured and interest bearing, is due and payable within 90 days from the date of each loan (which is to be made in three installments). This financing is to be used by TransAxis for general operating capital only and not to pay accrued salaries, bonuses or debt to management, insiders or related parties, or to make any dividends, distributions or redemptions. In the event the acquisition, as discussed above, has not been consummated on or before December 31, 2003 and all of the notes have not been repaid, the Registrant will have the option for a one-year period, commencing on January 1, 2004 to convert the outstanding note(s), without the payment of any other consideration, into such number of shares of common stock of TransAxis.

     In connection with such transaction, the Registrant has agreed to use its best efforts after the closing to effect the acquisition of the remainder of TransAxis' common stock for cash at a valuation approximately equal to the value of the FreeStar shares to be issued in the transaction described above within 180 days after the closing.

     Consummation of the proposed acquisition, which is expected to occur on or before August 29, 2003, is subject to certain conditions, including the satisfactory completion of due diligence, the negotiation and execution of definitive agreements and other standard conditions.

     Copies of the revised Letter of Intent and joint press release issued by the companies are attached hereto as Exhibits 2.2 and 99.1, respectively, to this Form 8-K/A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation


Dated: June 25, 2003                   By: /s/ Paul Egan
                                       Paul Egan, President

                                    EXHIBIT INDEX

Number                              Description

2.1 Letter of Intent between the Registrant and Digital Courier Technologies, Inc., dated April 29, 2003 and accepted on
        April 30, 2003 (incorporated by reference to Exhibit 2 of the Form 8-K filed on May 1, 2003).

2.2     Revised Letter of Intent between the Registrant and
        TransAxis, Inc. (formerly known as Digital Courier
        Technologies, Inc.), dated and accepted on June 20, 2003
        (the following exhibits to this document have been omitted:
        Exhibit A: form of a Senior Secured Convertible Note ;
        Exhibit B: Security Agreement; and Exhibit C: Use of
        Proceeds) (see below).